UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2013
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2013, Tesoro Corporation (“Tesoro”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) among Tesoro, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the other lenders party thereto. Upon the satisfaction of certain conditions customary for a facility of this type, the Term Loan Agreement permits Tesoro to borrow up to an aggregate principal amount of $500 million in a single drawing on or prior to August 9, 2013 (the “Commitment Expiration Date”). The proceeds will be used to finance in part the contemplated acquisition by Tesoro Refining & Marketing Company LLC of BP’s integrated Southern California refining and marketing business (the “BP Acquisition”) and for general corporate purposes, including, without limitation, for working capital, to repay certain indebtedness, capital expenditures, to finance acquisitions, other investments, dividends and other distributions and to pay fees and expenses incurred in connection with the Term Loan Agreement.

The obligations under the Term Loan Agreement will be guaranteed by each existing and subsequently acquired or organized direct or indirect subsidiary of Tesoro to the extent that such entities guarantee the obligations under Tesoro’s Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013, among Tesoro, JPMorgan Chase Bank, National Association, as administrative agent, and the financial institutions from time to time party thereto (the “ABL Credit Agreement”) pursuant to a guarantee (the “Guarantee”). The obligations under the Term Loan Agreement will be secured by (a) liens in (i) all equity interests of Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company and (ii) the Tesoro and USA Gasoline trademarks and those trademarks containing the name “ARCO” that will be acquired by Tesoro in the BP Acquisition and (b) junior liens in all collateral securing the obligations under the ABL Credit Agreement (the “Common Collateral”), which shall rank junior to the security interest in such Common Collateral securing the obligations under the ABL Credit Agreement, pursuant to a security agreement (the “Security Agreement”) and a pledge agreement (the “Pledge Agreement”). The priority of the security interests in the Common Collateral and related creditors’ rights among the secured parties under the Term Loan Agreement and the secured parties under the ABL Credit Agreement are set forth in a customary intercreditor agreement (the “ABL Intercreditor Agreement).

Borrowings under the Term Loan Agreement will bear interest, at Tesoro’s option, at a rate equal to (i) LIBOR plus 2.25% or (ii) a base rate (defined as the highest of (x) the prime rate from time to time announced by JPMorgan Chase Bank, N.A., (y) the federal funds effective rate plus ½ of 1% and (z) LIBOR for a one-month interest period plus 1.00%,) plus 1.25%. If an event of default occurs under the Term Loan Agreement, the interest rate on overdue amounts will increase by 2.00% per annum. Under the Term Loan Agreement, Tesoro also pays customary fees and expenses, including a commitment fee commencing on March 1, 2013 on the term loan commitments until the earlier to occur of the funding date and the Commitment Expiration Date. The Term Loan Agreement matures three years from the initial funding thereunder and contains customary “amend and extend” provisions.

The Term Loan Agreement will be subject to equal quarterly amortization in an aggregate annual amount equal to 1.00% of the amount of the term loans funded on the funding date commencing the last day of the first fiscal quarter after the funding thereunder, with the final payment of all amounts outstanding due on the maturity date.

The Term Loan Agreement is voluntarily prepayable from time to time without premium or penalty (except as provided in the immediately succeeding sentence), subject to certain reimbursements of the lenders’ costs. Voluntary prepayments of Term Loans prior to the first anniversary of the funding date are subject to a 1.00% premium.

The Term Loan Agreement contains affirmative covenants, representations and warranties and events of default substantially similar to those set forth in the ABL Credit Agreement and contains negative covenants substantially similar to those set forth in Tesoro’s indenture dated as of September 27, 2012. The Term Loan Agreement does not contain any financial covenants. If an event of default under the Term Loan Facility occurs and is continuing, then-outstanding principal and accrued and unpaid interest, together with any other amounts owed thereunder, may be declared immediately due and payable.

The foregoing descriptions of each of the Guarantee, the Security Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibit A, Exhibit B and Exhibit C, respectively, to the Term Loan Agreement. The foregoing descriptions of the Term Loan Agreement and the ABL Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Term Loan Credit Agreement, dated as of January 28, 2013, among Tesoro Corporation, JPMorgan Chase Bank, National Association, as administrative agent and collateral agent, and the lending institutions from time to time parties thereto.

10.2
ABL Intercreditor Agreement, dated as of January 28, 2013, between JPMorgan Chase Bank, National Association, in its capacity as administrative agent under the Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013 and JPMorgan Chase Bank, National Association, in its capacity as collateral agent under the Term Loan Credit Agreement, dated as of January 28, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 30, 2013

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1
Term Loan Credit Agreement, dated as of January 28, 2013, among Tesoro Corporation, JPMorgan Chase Bank, National Association, as administrative agent and collateral agent, and the lending institutions from time to time parties thereto.

10.2
ABL Intercreditor Agreement, dated as of January 28, 2013, between JPMorgan Chase Bank, National Association, in its capacity as administrative agent under the Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013 and JPMorgan Chase Bank, National Association, in its capacity as collateral agent under the Term Loan Credit Agreement, dated as of January 28, 2013.

5